UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Physicians Realty Trust

(Exact Name of Registrant as Specified in its Charter)

Maryland	46-2519850
(State of Incorporation)	(IRS Employer Identification No.)

250 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin	53202
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest, $0.01 par value per share	NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-188862

Securities registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common shares of beneficial interest, par value $0.01 per share, is set forth under the caption “Description of Shares of Beneficial Interest” in the prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-188862), as initially filed with the Securities and Exchange Commission on May 24, 2013, as subsequently amended and as may be amended after the date hereof, and is incorporated by reference herein. The final prospectus, when filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PHYSICIANS REALTY TRUST

Date: July 17, 2013	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

2